Exhibit 99.1

Cherokee International To Be Acquired By Lineage Power Holdings, Inc.

TUSTIN, Calif., Sept 25, 2008 – Cherokee International (NASDAQ: CHRK) announced today that it has entered into a definitive merger agreement with Lineage Power Holdings, Inc., a Gores Group company, under which Lineage will acquire all of the outstanding shares of Cherokee International.  Under the terms of the agreement, stockholders of Cherokee International will receive $3.20 per share of common stock held, in an all cash transaction, representing an aggregate enterprise value of approximately $105 million.  The transaction has been unanimously approved by the board of directors of Cherokee International, and certain stockholders have agreed to vote their Cherokee International shares in favor of the transaction.

“We believe the sale of Cherokee to Lineage will add value and scale for our customers,” said Jeffrey Frank, Cherokee’s President and Chief Executive Officer. “Over the past 30 years, Cherokee has earned a great reputation for our strong engineering team, manufacturing, quality and responsiveness, all of which come down to our outstanding employees and our focus on the customer.  Going forward, our employees and customers will be well served by becoming part of Lineage and The Gores Group portfolio of companies.  Gores has a stellar reputation for customer satisfaction and the proven ability to profitably grow its businesses.”

According to Ryan Wald, Managing Director of The Gores Group, Cherokee will become a division of Lineage and will continue to be a leader in the custom power solutions marketplace.  “We are impressed by the accomplishments that Jeff and his management team have made to date regarding Cherokee’s North American and Asian operations,” said Mr. Wald.  “We look forward to partnering with them in those regions to create a more compelling value proposition for our combined customers.”

The transaction is subject to the approval of Cherokee International’s stockholders and to regulatory approvals. The companies anticipate that the transaction will be completed in the fourth calendar quarter of 2008.

About Cherokee International

Cherokee International designs, manufactures and markets high-reliability custom and standard switch-mode power supplies for datacom, telecom, medical and process-control applications.  With advanced manufacturing facilities and engineering expertise located worldwide, Cherokee applies a customer-focused approach to provide high-reliability power products to manufacturers, reducing time to market.  As the leading provider of custom-designed power sources, Cherokee also delivers a complete range of standard and modified-standard AC/DC power supplies, AC/DC rectifiers and power shelves, and DC/DC converters.  Cherokee International headquarters are at 2841 Dow Ave, Tustin, California 92780 and can be reached at 714 544 6665.  European operations are at Boulevard de l’Europe 131, 1301 Wavre, Belgium and can be reached at +32 10 438 510.  Cherokee International (China) Power Supply Ltd. is located at 1353 Chenqiao Road, Shanghia Fengpu Industrial Park Shanghai, 201401 China and can be reached at 021 6710 8910.  Additional information about the Company and its products is available at http://www.cherokeepwr.com.

About The Gores Group, LLC

Founded in 1987, The Gores Group, LLC is a private equity firm focused on acquiring controlling interests in mature and growing businesses which can benefit from the firm’s operating experience and flexible capital base. The firm combines the operational expertise and detailed due diligence capabilities of a strategic buyer with the seasoned M&A team of a traditional financial buyer. The Gores Group, LLC has become a leading investor having demonstrated over time a reliable track record of creating substantial value in its portfolio companies alongside management. The firm’s current private equity fund has committed equity capital of $1.3 billion. Headquartered in Los Angeles, California, The Gores Group, LLC maintains offices in Boulder, Colorado and London. For more information, please visit www.gores.com

About Lineage Power Corporation

Lineage Power Corporation, a Gores Group company, has an 80+ year history as the industry’s most trusted provider of reliable and innovative power conversion solutions. The company’s solutions include reliable, energy-efficient AC/DC and DC/DC switching technologies, backed by global, world-class field expertise, service and support. Lineage Power provides blue chip customers from a variety of industries with optimal solutions to meet their needs and create marketplace advantages. A global company with 40 locations in 10 countries, Lineage Power is based in Dallas with more than 1,600 employees. For more information on Lineage Power, visit www.lineagepower.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements in this press release include, without limitation, expectations with respect to the proposed merger with Lineage. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the parties’ ability to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory and/or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; and any event that could give rise to the termination of the merger agreement.

Cherokee and Lineage caution that the foregoing list of important factors is not complete and do not undertake to update any forward-looking statements that it may make. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Cherokee or Lineage or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Other Information

In connection with the proposed acquisition, Cherokee intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ CHEROKEE’S PROXY STATEMENT AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov. A free copy of the proxy statement and other relevant documents, when they become available, also may be obtained from Cherokee International Corporation., 2841 Dow Avenue, Tustin, California 92780, Attn: Investor Relations.  Investors and security holders may access copies of the documents filed with the U.S. Securities and Exchange Commission by Cherokee on its website at http://www.cherokeepwr.com. Such documents are not currently available.

Cherokee and Lineage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cherokee’s shareholders in connection with the merger. Information about Cherokee’s directors and executive officers is set forth in Cherokee’s proxy statement on Schedule 14A filed with the SEC on April 28, 2008 and Cherokee’s Annual Report on Form 10-K filed on March 28, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Cherokee intends to file with the SEC.

Contacts:

Cherokee International Corporation

Lin Fox, Chief Financial Officer

714-508-2043

lin.fox@cherokeepwr.com

Ann Jones, Investor Relations

714-508-2088 or

714-227-0391 - cell

info@cherokeepwr.com